EXHIBIT 32.02

Certification of Chief Financial Officer
Furnished Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Versant Corporation (the “Company”) on Form 10-K for the year ended October 31, 2003, as amended by the Annual Report on Form 10-K/A, Amendment No. 1  as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, LEE MCGRATH, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the annual period covered by the Report.

/s/ Lee McGrath

Lee McGrath
Chief Financial Officer
February 27, 2004

A signed original of this written statement required by section 906 has been provided to Versant Corporation and will be retained by Versant Corporation and furnished to the Securities and Exchange Commission or its staff upon request.